EXHIBIT 2.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

As independent Chartered Public Accountants, we hereby consent to the incorporation of our report dated March 6, 1998, with respect to the consolidated financial statements of Neutrino Resources Inc. for the year ended December 31, 1997 included in the Material Change Report of Southern Mineral Corporation dated September 14, 1998.

                                                            ARTHUR ANDERSEN LLP
Calgary, Alberta,                                          Chartered Accountants
September 14, 1998.